Contact: Jim Radosevich
     Vice President, Corporate Finance & Investor Relations
     Phone: 847-304-5800; email - jim.radosevich@clarkconsulting.com

Clark Consulting Reports Second Quarter Results

Barrington, IL, July 28, 2005 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced its second quarter results.

Second Quarter Overview

•	First-year revenue was $37.6 million, up from $36.8 million in second quarter 2004

•	Total revenue was $68.4 million, as compared to $70.5 million in the prior year period

•	Operating income totaled $7.5 million, down from $8.0 million in second quarter 2004

•	The Company recorded $1.6 million of life insurance proceeds during the quarter, which is included in “Other income”

•	Net income was $2.9 million, as compared to $1.7 million for 2004’s second quarter

•	The Company generated $16.2 million cash from operating activities in the quarter, compared to $16.5 million in second quarter 2004

Financial Summary of Operations ($ in millions except EPS)
Income Statement Highlights
	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Total revenue	$68.4	$70.5	$135.4	$155.3
Operating income	7.5	8.0	14.7	22.4
Net income*	2.9	1.7	4.0	6.1
EPS (diluted) *	$0.16	$0.09	$0.22	$0.32
*2005 results include $1.6 million of life insurance proceeds Certain Non-Cash Items Included in Earnings Per Share
	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Depreciation	$1.4	$1.4	$2.8	$2.8
Amortization (pre-tax)	3.8	4.6	7.7	9.1
Income tax expense net of taxes paid	0.3	0.9	1.4	3.7
Balance Sheet Highlights
as of			6/30/05	12/31/04
Unrestricted cash			$17.1	$23.2
Restricted cash *			8.1	12.0
Trust preferred debt			45.0	45.0
Other recourse debt			4.1	4.7
Non-recourse debt **			260.7	274.8
Debt/capitalization ratio excluding non-recourse debt			15.1%	15.4%
Total debt/capitalization ratio			52.8%	54.2%

* cash designated for the Company’s securitization payments

** debt incurred as a result of a securitization of specified inforce revenues, which is non-recourse to the Company’s general assets

Clark Consulting reported second quarter 2005 revenue of $68.4 million, down 3.0% from the second quarter of 2004. First year revenue was $37.6 million, a 2.3% increase from second quarter 2004. During the quarter, the Company received $1.5 million of first year revenue from its Insurance Company Practice, which was launched in 2005. First year revenue also includes $0.9 million from commissions paid on the exchange of the Company’s deferred compensation plan (transaction also generated $200 thousand of operating expense).

Renewal revenue was $30.8 million, down 7.7% from the previous year period. Renewal revenue is expected to be lower in 2005 as compared to the previous year due to scheduled changes in commission rates on existing inforce business, as well as from policy surrenders that occurred during 2004.

Commission expense was $14.2 million during the quarter, compared to $14.8 million in the same period of 2004. As a percent of revenue, commission expense was 20.8% compared to 21.0% in second quarter 2004. Operating expense for the period was $42.9 million as compared to $43.1 million during the second quarter of 2004. Operating income decreased 6.8% to $7.5 million, as compared to $8.0 million in the same period last year.

The Company recorded $1.6 million of life insurance proceeds during the period related to the unfortunate death of one of its Healthcare Group sales consultants, which is included in “Other income”. The Company’s effective tax rate was lowered for the quarter to 23.8% due to the tax exempt nature of the insurance proceeds received, as compared to 34.9% for second quarter 2004. The Company expects its effective tax rate to be approximately 40% for the remainder of the year. Net income was $2.9 million, or $0.16 per diluted share, versus net income of $1.7 million, or $0.09 per diluted share, in second quarter 2004.

“Although first-year revenue was above the levels we achieved in the second quarter of 2004, we still did not meet our internal expectations due to the continued difficult business environment affecting our insurance sales,” noted Tom Wamberg, Chairman and CEO of Clark Consulting. “In the interim, we remain focused on the factors that are within our control. We persistently strive to improve cost controls and create a more efficient infrastructure, and expect to reap the rewards of these efforts as business conditions improve. In addition, we are utilizing our strong cash flow to buy back our stock, pay quarterly dividends and pursue acquisition opportunities. We are confident these actions will positively impact shareholder value in the coming years.”

A conference call discussing the Company’s second quarter 2005 results will take place this morning, July 28, 2005 at 10:00 am CDT. The call will be webcast live and can be accessed on the Company’s website at www.clarkconsulting.com.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With 3,950 corporate, banking and healthcare clients, the Company’s mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as “anticipate,”“believe,”“estimate,”“expect,”“intend” and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company’s dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company’s management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company’s Internet site: http://www.clarkconsulting.com.

# # #

CLARK, INC.
BALANCE SHEET
UNAUDITED
($ in thousands except share amounts)

	June 30,	December 31,
	2005	2004

ASSETS
Current Assets
Cash and cash equivalents	$17,121	$23,199
Restricted cash	8,061	12,020
Accounts and notes receivable, net	32,183	44,388
Prepaid income taxes	3,874	1,479
Deferred tax assets	729	782
Other current assets	2,396	2,445
Total Current Assets	64,364	84,313

Intangible Assets, net	577,811	584,246
Equipment and Leasehold Improvements, net	11,872	12,140
Other Assets	20,073	20,594
Total Assets	$674,120	$701,293

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$3,911	$3,886
Accrued liabilities	33,864	54,145
Deferred revenue	4,368	2,268
Recourse debt maturing within one year	1,361	1,295
Non-recourse debt maturing within one year	3,287	13,632
Total Current Liabilities	46,791	75,226

Trust Preferred Debt	45,000	45,000
Long-Term Recourse Debt	2,730	3,427
Long-Term Non-Recourse Debt	257,445	261,195
Deferred Tax Liabilities	28,481	24,752
Deferred Compensation	10,115	8,215
Other Non-Current Liabilities	6,797	9,292

Stockholders' Equity
Common stock	189	188
Paid-in capital	194,661	193,849
Retained earnings	89,587	87,803
Other comprehensive income (loss)	(130)	(135)
Deferred compensation	2,477	1,898
Treasury stock	(10,023)	(9,417)
Total Stockholders' Equity	276,761	274,186
Total Liabilities and Stockholders' Equity	$674,120	$701,293

CLARK, INC.
INCOME STATEMENT
UNAUDITED
($ in thousands except share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Total revenue	$68,446	$70,549	$135,394	$155,252
Commission and fee expense	14,240	14,809	28,042	38,028
General and administrative expense	42,872	43,140	84,961	85,743
Amortization of intangibles	3,843	4,564	7,687	9,106
Income from operations	7,491	8,036	14,704	22,375
Interest income	107	49	271	106
Interest expense	(5,444)	(5,537)	(10,996)	(11,138)
Other income/(expense)	1,615	3	1,615	(1,465)
Pre-tax income	3,769	2,551	5,594	9,878
Income tax expense	897	890	1,620	3,803
Net Income	$2,872	$1,661	$3,974	$6,075

Basic net income per common share
Net income	$0.16	$0.09	$0.22	$0.33
Weighted average shares	18,357,568	18,569,701	18,336,473	18,530,412
Diluted net income per common share
Net income	$0.16	$0.09	$0.22	$0.32
Weighted average shares	18,476,680	18,880,476	18,479,750	18,877,991

CLARK, INC.
INCOME STATEMENT DETAIL
UNAUDITED
($ in thousands except share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Executive Benefits Practice *
First year revenue	$7,163	$6,818	$13,679	$21,704
Renewal revenue	7,398	8,145	18,985	22,203
Total revenue	14,561	14,963	32,664	43,907
Commission expense	5,107	5,070	10,883	16,008
Operating expense	9,847	10,394	19,832	20,072
Amortization	777	966	1,554	1,910
Operating income/(loss)	$(1,170)	$(1,467)	$395	$5,917

Banking Practice
First year revenue	$8,801	$9,613	$15,153	$23,638
Renewal revenue	20,705	22,257	40,751	42,016
Total revenue	29,506	31,870	55,904	65,654
Commission expense	7,318	8,814	14,114	20,389
Operating expense	11,738	11,224	23,119	23,772
Amortization	2,617	3,072	5,234	6,144
Operating income/(loss)	$7,833	$8,760	$13,437	$15,349

Healthcare Group
First year revenue	$7,509	$6,825	$13,930	$13,078
Renewal revenue	2,216	2,581	5,976	6,321
Total revenue	9,725	9,406	19,906	19,399
Commission expense	1,231	925	2,461	1,631
Operating expense	6,765	6,857	13,217	13,445
Amortization	313	389	626	779
Operating income/(loss)	$1,416	$1,235	$3,602	$3,544

Pearl Meyer Partners
Total revenue	$8,274	$9,183	$16,528	$15,773
Operating expense	7,211	7,229	14,528	13,288
Operating income/(loss)	$1,063	$1,954	$2,000	$2,485

*Effective January 1, 2005, the Human Capital Practice was merged into the Executive Benefits Practice.

CLARK, INC.
INCOME STATEMENT DETAIL - Cont'd.
UNAUDITED
($ in thousands except share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Federal Policy Group
Total revenue	$2,932	$4,311	$5,832	$7,766
Operating expense	2,181	2,290	4,704	4,983
Amortization	96	96	192	192
Operating income/(loss)	$655	$1,925	$936	$2,591

Broker Dealer
Total revenue	$906	$808	$1,866	$2,545
Operating expense	850	951	1,567	1,872
Operating income/(loss)	$56	$(143)	$299	$673

Corporate *
Total revenue	$2,542	$8	$2,694	$208
Commission expense	584	-	584	-
Operating expense	4,280	4,195	7,994	8,311
Amortization	40	41	81	81
Operating income/(loss)	$(2,362)	$(4,228)	$(5,965)	$(8,184)

*Includes the results of the Insurance Company Practice, which is not reported as a separate segment.